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                                                                       EXHIBIT F
                                                               FILE NO. 70-10299

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CAPITAL STRUCTURE BY ENTITY
                               AS OF JUNE 30, 2005
                                 (IN THOUSANDS)

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                                                                               CENTER POINT               CENTER POINT
                                                                                  ENERGY                     ENERGY
                                               CENTERPOINT                        HOUSTON                  RESOURCES
                                               ENERGY, INC.                    ELECTRIC, LLC                 CORP.
                                               ------------                    -------------              ------------
CURRENT PORTION OF LONG-TERM DEBT              $  1,797,435          17.44%     $ 1,359,457     23.22%    $   325,000        6.57%
INDEXED DEBT SECURITIES DERIVATIVE                  278,227           2.70%               -      0.00%              -        0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC.                -           0.00%         150,850      2.58%              -        0.00%
LONG-TERM DEBT                                    7,051,218          68.41%       2,202,468     37.62%      1,999,334       40.40%
COMMON STOCK                                          3,094           0.03%               1      0.00%              1        0.00%
ADDITIONAL PAID-IN CAPITAL                        2,907,227          28.20%       2,282,805     38.99%      2,286,638       46.21%
RETAINED EARNINGS (DEFICIT)                      (1,689,435)        -16.39%        (140,340)    -2.40%        328,033        6.63%
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)       (40,068)         -0.39%               -      0.00%          9,581        0.19%
                                               ------------                     -----------               -----------

TOTAL CAPITALIZATION                           $ 10,307,698         100.00%     $ 5,855,241    100.00%    $ 4,948,587      100.00%
                                               ============         ======      ===========    ======     ===========      ======
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